EXHIBIT 99.1

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into this 22nd day of March, 2004, by and between CAMELOT SPECIALTY HOSPITAL OF CAMERON, L.L.C., a Louisiana limited liability company, represented by its sole member, Camelot Healthcare, L.L.C., represented by its duly authorized Chief Executive Officer, Robert R. Hicks (hereinafter referred to as "Seller"), and PACER HEALTH MANAGEMENT CORPORATION, a Louisiana corporation, represented by its duly authorized Chief Executive Officer, David L. Byrns (hereinafter referred to as "Purchaser").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, on March 28, 2000, the Lower Cameron Hospital Service District d/b/a South Cameron Memorial Hospital (hereinafter referred to as "the District"), a Louisiana hospital service district created by operation of law and, in particular, La. R.S. 46:1051, et seq. and Seller entered into a Master Cooperative Endeavor Agreement within the meaning of La. R.S. 46:1077 (the "Master Agreement"); and

     WHEREAS, pursuant to the Master Agreement, the District and Seller entered into that certain Interim Cooperative Endeavor Management and Services Agreement dated March 28, 2000 (the "Management Agreement"), that certain Cooperative Endeavor Lease Agreement and Assignment of Third Party Leases dated March 28, 2000 (the "Original Lease"); that certain Assignment of Leases and Contracts dated March 28, 2000 and that certain Assignment of Lease dated April 25, 2001 (collectively, the "Assignments") and Camelot Healthcare, L.L.C. executed that certain Guaranty dated March 24, 2000 in favor of the District (the "Guaranty"); and

     WHEREAS, prior to September 28, 2000, the District operated a hospital known as South Cameron Memorial Hospital (the "Hospital") with a 34 bed acute care main campus in Creole, Louisiana (the "Main Campus"), a 15 bed remote campus in Lake Charles, Louisiana known as Calcasieu Oaks Geriatric Psychiatric Unit (the "Lake Charles Campus") and a clinic in Cameron, Louisiana, known as the Cameron Rural Health Clinic (the "Cameron Campus"); and

     WHEREAS, prior to September 28, 2000, the District, pursuant to contract, leased various ambulances and provided ambulance service as a hospital outpatient service, pursuant to agreements with the Lower Cameron Ambulance Service District No. 1 and the Cameron Parish Ambulance Service District No. 2 (the "Ambulance Districts"); and

     WHEREAS, the District owns a majority of the property forming the Main Campus, leases a portion of the property forming the Main Campus, and leases the Lake Charles Campus, the Cameron Campus and the Ambulance Districts (collectively, the "Facilities"); and

     WHEREAS, effective February 18, 2000, the District engaged Seller on an interim basis to manage the Facilities pursuant to the Management Agreement; and

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     WHEREAS,  effective  September 28, 2000, the District leased the Facilities to Seller pursuant to the Original Lease and assigned all leases and contracts related to the Facilities to Seller pursuant to the Assignments; and

     WHEREAS, Seller now operates the Hospital with a 25 bed acute care main campus in Creole, Louisiana, a 24 bed remote campus in Lake Charles, Louisiana known as Calcasieu Oaks Geriatric Psychiatric Unit and a rural health clinic in Cameron, Louisiana, known as the Cameron Rural Health Clinic; and

     WHEREAS, on October 20, 2003, the Original Lease was amended by the District and Seller pursuant to that certain First Amendment to Cooperative Endeavor Lease and Assignment of Third Party Leases with respect to certain financial and non-financial matters (the "First Amendment"); and

     WHEREAS, on January 12, 2004, the Original Lease, as amended by the First Amendment, was amended by the District and Seller pursuant to that certain Second Amendment to Cooperative Endeavor Lease and Assignment of Third Party Leases with respect to the timing of Seller's obligation to pay rent and the District's obligation regarding the Maintenance Tax (the "Second Amendment") (the Original Lease, as amended by the First Amendment and the Second Amendment, shall be referred to as the "Lease").

     WHEREAS, following the execution of all of the aforementioned agreements, Seller encountered certain financial difficulties in its operation of the Facilities, and therefore sought out Purchaser in February, 2004 to financially assist Seller in the operations of the Facilities; and

     WHEREAS,  effective February 2, 2004, the District,  Seller,  Purchaser and
Pacer  Health  Corporation,   a  Florida  corporation,   executed  that  certain
Supplemental Cooperative Endeavor Agreement (the "Supplemental Agreement");

     WHEREAS, pursuant to the Supplemental Agreement and effective February 2, 2004, the District, Seller, and Purchaser executed that certain Lease Assignment and Amendment Agreement (the "Lease Assignment"), and

     WHEREAS,   Seller  and  Purchaser  executed  that  certain  Management  and
Acquisition   Agreement  also  effective  February  2,  2004  (the  "Acquisition
Agreement").

     WHEREAS, pursuant to the Acquisition Agreement, Purchaser agreed to purchase certain assets used in connection with the operations of the Facilities and to assume all of Seller's obligations under the Lease once Purchaser to obtained a new hospital license issued by the Louisiana Department of Health and Hospitals and a new Medicare provider number issued by the Centers for Medicare & Medicaid Services for it to operate the Hospital as a new 49 bed acute care or critical access hospital in the Facilities;

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     WHEREAS,  currently,  DHH has a survey freeze in effect and  therefore,  it will not be possible for Purchaser to receive a new hospital license or a new Medicare provider number for the Hospital; and

     WHEREAS, regardless of the inability to obtain a new hospital license or a new Medicare provider number, Purchaser is still willing to purchase certain assets used in connection with the operations of the Facilities and to assume all of Seller's obligations under the Lease on the terms and conditions set forth herein and in the Lease Assignment with the exception that the Lease Assignment shall be effective on the Effective Date defined herein as opposed to the Assignment Effective Date (as defined in the Lease Assignment) as more fully described in that certain Amendment to the Lease Assignment;

     WHEREAS, Seller is willing to sell certain assets used in connection with the operations of the Facilities and to assign all of Seller's rights under the Lease on the terms and conditions set forth herein and in that certain Lease Assignment with the exception that the Lease Assignment shall be effective on the Effective Date defined herein as opposed to the Assignment Effective Date (as defined in the Lease Assignment) as more fully described in that certain Amendment to the Lease Assignment.

     NOW, THEREFORE, for and in consideration of the premises, and the agreements, covenants, representations and warranties hereinafter set forth, the parties hereto hereby agree as follows:


                         ARTICLE I. CERTAIN DEFINITIONS

     As used herein, the following terms shall have the following meanings:

     1.1 "ACCOUNTS PAYABLE" as of any date shall mean any of the trade accounts payable of Seller with respect to the Purchased Assets or the Facility as of such date in accordance with GAAP.

     1.2 "ACCOUNTS RECEIVABLE" shall mean as of the Closing Date all accounts receivable of Seller including, without limitation, those in connection with any Third Party Payor Programs, copayments, deductibles and individual patients through and as of such date, including all payments thereon and other proceeds thereof.

     1.3  "ACCREDITATION  BODY"  shall  mean  DHH,  and  all  other  Persons  or
Governmental   Authorities   having   jurisdiction   over   the   accreditation,
certification, licensing, evaluation or operation of the Facility.

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     1.4 "ACCRUED EXPENSES" shall mean as of the Closing Date accrued and unpaid rents, insurance premiums, payroll and vested benefits (including, without limitation, vacation pay) and other accrued and unpaid expenses of Seller as would appear on a financial statement of Seller relating to the Facility as of such date prepared in accordance with GAAP, including those described in
SCHEDULE 1.4.

     1.5 "AFFILIATE" shall mean, as to the entity in question, any person or entity that directly or indirectly controls, is controlled by, or is under common control with, the entity in question and any successors or assigns of such entities; and the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity whether through ownership of voting securities, by contract or otherwise.

     1.6 "AGREEMENT" shall mean this Asset Purchase Agreement and all amendments hereto, if any, made in accordance with Section 15.6 hereof.

     1.7 "ANCILLARY AGREEMENTS" shall mean the general bill of sale and assignment described in Section 5.2.1, the assignments of contracts and leases described in Section 5.2.3, an amendment to the Lease Assignment described in
Section 5.2.4, and the power of attorney described in Section 5.2.5, and the assumption agreement described in Section 5.3.1.

     1.8  "ASSUMED  LIABILITIES"  shall have the  meaning  given to such term in
Section 4.2.

     1.9 "FINANCIAL STATEMENTS" shall mean those financial statements that have been prepared by letter in accordance with GAAP.

     1.10 "BENEFIT PLAN" shall have the meaning given to such term in Section 6.18.

     1.11  "BOOKS  AND  RECORDS"  shall have the  meaning  given to such term in
Section 6.15.

     1.12 "BUSINESS" shall mean the operation of the Facilities consisting of inpatient and outpatient acute care and psychiatric services and any other ancillary health care services delivered solely at or through the Facilities.

     1.13 "CLOSING" shall have the meaning given to such term in Section 5.1.

     1.14  "CLOSING  DATE" shall have the meaning  given to such term in Section
5.1.

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     1.15 "CODE"  shall mean the  Internal  Revenue  Code of 1986,  as it has or hereinafter may be amended from time to time, and any successor thereto. Any reference herein to specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     1.16 "CONTRACTS" shall mean, in each case to the extent Seller is a party thereto or the owner thereof, as the case may be, all alliance agreements, transfer agreements, other agreements, contracts, contract rights, commitments, customer accounts, orders, leases, guarantees, warranties and representations, franchises and books and records of account benefiting, or relating solely to the Facilities or the ownership, construction, development, maintenance, repair, management, use, occupancy, possession or operation thereof, or the operation of any of the programs or services solely in conjunction with the Facilities and all renewals, replacements and substitutions therefor, issued by any Governmental Authority, Accreditation Body or Third Party Payor or maintained or used by Seller with any third person, including but not limited to all Provider Agreements; but excluding the Excluded Contracts.

     1.17 "CURRENT LIABILITIES" shall mean all liabilities classified as current liabilities in accordance with GAAP.

     1.18 "DAMAGES" shall have the meaning given to such term in Section 14.2.

     1.19 "DHH" shall mean the  Louisiana  Department  of Health and  Hospitals.

     1.20 "DISCLOSURE SCHEDULE" shall mean the Schedules referred to in this Agreement and delivered to Purchaser by Seller as more fully addressed in
Section 15.19.

     1.21 "EFFECTIVE DATE" shall have the meaning given to such term in Section 5.1.

     1.22 Intentionally Omitted.

     1.23 "ENCUMBRANCE" shall mean any right to, or interest in, property, which subsists in a third-party and which constitutes a claim, lien, charge or liability attached to and binding upon the property that relates to matters or events that arise prior to the Closing Date, including, but not limited to, a mortgage, judgment lien, mechanic's lien, lease, security interest, easement and right-of-way.

     1.24 "ENVIRONMENTAL LAW" shall mean any federal statute [including but not limited to the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Sections 2601 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") (42 U.S.C. Section 9601 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 ET SEQ.), and the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C.
Sections 136 ET SEQ.)],  other Legal  Requirements,  any common law doctrine and


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any  provision  or  condition  of  any  permit,   license  or  other   operating
authorization relating to (i) the protection of the environment or the public welfare from actual or potential exposure (or the effects of exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any Regulated Substance or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Regulated Substance.

     1.25 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.26 "ERISA PLANS" shall mean defined benefit pension plans and defined contribution pension plans qualified under Section 401(a) of the Code.

     1.27 Intentionally omitted.

     1.28 Intentionally omitted.

     1.29 "EXCLUDED ASSETS" shall mean those assets that are not included in the sale contemplated hereby and as are further defined in Section 2.2.

     1.30  "EXCLUDED  CONTRACTS"  shall have the  meaning  given to such term in
Section 2.2.

     1.31 "FACILITIES" shall mean the facilities identified in the Recitals of this Agreement.

     1.32 Intentionally omitted.

     1.33 "GAAP" shall mean generally accepted accounting principles in the United States of America according to the Financial Accounting Standards Board in effect as of the related date.

     1.34 "GOVERNMENTAL AUTHORITIES" shall mean all agencies, including, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever of any government, quasi-governmental unit or political subdivision, whether a federal, state, parish, county, district, municipality, city or otherwise.

     1.35 Intentionally omitted.

     1.36  "INDEMNIFYING  PARTY"  shall have the  meaning  given to such term in
Section 14.4.

     1.37  "INDEMNIFIED  PARTY"  shall  have the  meaning  given to such term in
Section 14.4.

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     1.38 "INVENTORY" shall mean the aggregate  inventory for and located at the
Facility owned by Seller, including, without limitation, dry storage goods, janitorial supplies, food and beverage supplies, office supplies, medical supplies and pharmaceutical supplies.

     1.39 "INVESTIGATIONS" shall have the meaning given to such term in Section 10.12.

     1.40 Intentionally Omitted.

     1.41 "KNOWLEDGE" and words of similar import shall mean, with respect to any Party, actual knowledge of a particular fact or other matter being possessed by an individual. With regard to Seller, this phrase refers to the knowledge of any agent, employee, representative, contractor, officer or director, including but not limited to Robert R. Hicks.

     1.42 "LEGAL REQUIREMENTS" shall mean all statutes, ordinances, bylaws, codes, rules, regulations, restrictions, orders, judgments, decrees and injunctions (including, without limitation, all applicable building, health code, zoning, subdivision and other land use and health care licensing statutes, ordinances, bylaws, codes, rules and regulations), promulgated or issued by any Governmental Authority, Accreditation Body or Third Party Payor which is a Governmental Authority. Without limiting the foregoing, the term Legal Requirements includes all Environmental Laws and all Permits and Contracts issued or entered by any Governmental Authority, any Accreditation Body and/or any Third Party Payor which is a Governmental Authority and all Permitted Encumbrances.

     1.43 "MANAGED CARE PLANS" shall mean all health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans and similar arrangements.

     1.44 "MATERIAL  ADVERSE  EFFECT" shall mean a material  adverse effect upon
(i) the physical condition of the Purchased Assets, or (ii) the ownership of and title to the Purchased Assets, or (iii) the present or future financial condition or results of operations of the Facilities.

     1.45 "MEDICAID" shall mean the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Sections 1396 ET SEQ.) and any statute succeeding thereto.

     1.46 "MEDICARE" shall mean the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Sections 1395 ET SEQ.) and any statute succeeding thereto.

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

     1.47 "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) with respect to the Facilities.

     1.48 "PARTY" shall mean either Seller or Purchaser, individually, as the context so requires, and the term "Parties" shall mean Seller and Purchaser together.

     1.49 "PATIENT'S AGREEMENTS" shall mean copies of all contracts, agreements and consents executed by or on behalf of any patient or other Person seeking services at the Facility, including, without limitation, assignments of benefits and guarantees, and such patient's related medical and/or other records.

     1.50 "PERMITS AND LICENSES" shall mean all permits, licenses, certificates of need, approvals, qualifications, rights, variances, permissive uses, accreditations, certificates, certifications, consents, contracts, interim licenses, permits and other authorizations of every nature whatsoever required by, or issued to or on behalf of Seller under any Legal Requirements benefiting, relating or effecting solely the Facility or the construction, development, expansion, maintenance, management, use or operation thereof, or the operation of any programs or services solely in conjunction with the Facility and all renewals, replacements and substitutions therefor, now or hereafter required or issued by any Governmental Authority, Accreditation Body or Third Party Payor which is a Governmental Authority.

     1.51 "PERMITTED ENCUMBRANCES" shall mean current ad valorem taxes not past due, matters of public record, zoning and other laws or ordinances and those other Encumbrances as specifically set forth on SCHEDULE 1.51 hereto.

     1.52 "PERSON" shall mean any individual, corporation, company, limited liability company, limited or general partnership, trust or estate, joint venture, association or other entity.

     1.53 "PREPAID EXPENSES" as of any date shall mean payments made by Seller with respect to the Purchased Assets or the Facilities, which constitute prepaid expenses in accordance with GAAP.

     1.54  "PROPRIETARY  RIGHTS"  shall have the  meaning  given to such term in
Section 6.9.1.

     1.55 "PROVIDER AGREEMENTS" shall mean all participation, provider and reimbursement agreements for the benefit of Seller in connection with the operation of the Facilities relating to any right to payment or other claim arising out of or in connection with such Seller's participation in any Third Party Payor Program.

     1.56 "PTO" shall have the meaning given to such term in Section 4.2(c).

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     1.57 "PURCHASE  PRICE" shall have the meaning given to such term in Section
3.1.

     1.58  "PURCHASED  ASSETS"  shall  have the  meaning  given to such  term in
Section 2.1.

     1.59 "PURCHASER" shall have the meaning given to such term in the preamble of this Agreement.

     1.60 "REGULATED SUBSTANCE" shall mean petroleum, petroleum hydrocarbons or petroleum products and any other chemical, material, substance or waste that is identified (by listing or characteristic) and regulated (or the clean-up of which can be required) by any Legal Requirement intended to protect the environment or the public health or welfare, including but not limited to Legal Requirements relating to clean air, clean water, hazardous and solid waste disposal, safe drinking water, endangered species, occupational safety and health, oil spill prevention, groundwater protection, and toxic substances control.

     1.61 "ASSUMED  LIABILITIES" has the meaning given that term in Section 4.2.

     1.62 "SECURITY RIGHT" means, with respect to any security, any option, warrant, subscription right, preemptive right, other right, proxy, put, call, demand, plan, commitment, agreement, understanding or arrangement of any kind relating to such security, whether issued or unissued, or any other security convertible into or exchangeable for any such security. "Security Right" includes any right relating to issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting and includes rights conferred by statute, by the issuer's governing documents or by agreement.

     1.63 "SELLER" shall have the meaning given to such term in the preamble of this Agreement.

     1.64  "SELLER'S  COST REPORTS" shall have the meaning given to such term in
Section 14.8.

     1.65 "TAXES" shall mean all taxes, duties, charges, fees, levies or other assessments imposed by any Governmental Authority, including, without limitation, income, gross receipts, value-added, excise, withholding, personal property, real estate, sales, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment).

     1.66 "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

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     1.67 "THIRD PARTY PAYOR  PROGRAMS"  shall mean all third party  programs in which Seller participates with regard to the Facility, including, without limitation, Medicare, Medicaid, TRICARE, Blue Cross and/or Blue Shield, Managed Care Plans, other private insurance plans and employee assistance programs.

     1.68 "THIRD PARTY PAYORS" shall mean Medicare, Medicaid, TRICARE, Blue Cross and/or Blue Shield, Managed Care Plans, private insurers and any other Person that maintains Third Party Payor Programs.

     1.69 "TRICARE" shall mean the program of medical benefits covering retirees and dependents of members or former members of a uniformed service provided, financed and supervised by the United States Department of Defense and established by 10 U.S.C. Sections 1071 ET SEQ. formerly known as the Civilian Health and Medical Program of the Uniformed Services or CHAMPUS.

                  ARTICLE II. TRANSFER OF ASSETS AND PROPERTIES

     2.1 PURCHASED ASSETS. Subject to the terms and conditions of this Agreement, Seller shall sell and convey to Purchaser, free and clear of all Encumbrances whatsoever (other than Permitted Encumbrances and except as expressly provided herein), and Purchaser shall purchase from Seller, all of Seller's right, title and interest in and to the following assets, properties and rights owned by Seller and used or useful in connection with the operation of the Facilities (the "Purchased Assets") as the same shall exist on the Closing (other than the Excluded Assets):

          2.1.1 Intentionally Omitted;

          2.1.2 CONTRACTS. All contracts relating to the operation of the Facilities by Seller listed on SCHEDULE 2.1.2, but only to the extent such agreements are transferable to Purchaser and relate solely to the operation of the Facilities;

          2.1.3 MARKETING MATERIALS AND MANUALS. All catalogs, brochures, reference sources, suppliers' names, mailing lists, art work, photographs, public relations and advertising materials used in the Facilities, whether in electronic form or otherwise, including policy and procedure manuals at the Facilities.

          2.1.4 PERMITS AND LICENSES. To the extent assignable, all Permits and Licenses relating to the operation of the Facilities listed in SCHEDULE
     2.1.4 hereto, but only to the extent such Permits and Licenses are transferable to Purchaser and relate solely to the operation of the Facilities;

          2.1.5 Intentionally Omitted;

          2.1.6 Intentionally Omitted;

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

          2.1.7 GOODWILL. All goodwill incident to the Facilities, including but not limited to the name "South Cameron Memorial Hospital", "Calcasieu Oaks Geriatric Psychiatric Unit", and "Cameron Rural Health Clinic" and any variation thereof and the value of such name associated with the Facilities and the value of good customer relations;

          2.1.8 THIRD PARTY CLAIMS. Any claims and rights against third parties (including, without limitation, insurance carriers) relating to the operation of the Facilities, but only to the extent they relate solely to Assumed Liabilities that are assumed by Purchaser hereunder;

          2.1.9 INVENTORY. All Inventory;

          2.1.10 Intentionally Omitted;

          2.1.11 RECORDS. Subject to applicable Legal Requirements, all patient records of the Facilities, all medical staff records of the Facilities and all personnel records of the Facilities (Seller shall have the right to retain copies of such personnel records after the Closing);

          2.1.12 DEPOSITS. All deposits relating to the operation of the Facilities;

          2.1.13 REFUNDS AND SETTLEMENTS FROM MEDICAID AND MEDICARE PROGRAMS, ETC. All refunds or monies resulting from audits, cost settlements and adjustments of Seller's Medicare and Medicaid Cost Reports and from any other Third Party Payor Programs for the time period prior to the Effective Date, including all Medicaid disproportionate share payments pertaining to uncompensated costs of the Facilities, which payments are paid and delivered by the applicable Governmental Authorities, from and after the Effective Date, including any adjustments to such payments;

          2.1.14 MEDICAID DISPROPORTIONATE SHARE PAYMENT. All Medicaid disproportionate share payments for any state fiscal year prior to the Effective Date paid to the Facilities after the Effective Date in order to reimburse the Facility for the uncompensated costs incurred, or to be incurred, during that period;

          2.1.15 ACCOUNTS RECEIVABLE. All Accounts Receivable of Seller accruing from health care services rendered after February 2, 2004 pursuant to that certain Management and Acquisition Agreement executed between Purchaser and Seller effective February 2, 2004 and all accounts receivable arising from services provided before February 2, 2004, but billed and collected by Purchaser on or after February 2, 2004 as a result of Purchaser's audit of the books and records of the Facilities; and

          2.2.16 OTHER INCORPOREAL ASSETS. All other incorporeal assets (including all causes of action, rights of action, contract rights and warranty and product liability claims against third parties and all warranties, guarantees, and covenants not to compete in favor of the Seller) relating solely to the operation of the Facilities.

     2.2 EXCLUDED ASSETS. Notwithstanding Sections 2.1, the following assets (collectively, the "Excluded Assets") shall be excluded from this Agreement, and shall not be assigned or transferred to Purchaser:

          2.2.1 CONSIDERATION. The consideration paid to Seller pursuant to this Agreement;

          2.2.2 CASH. All restricted and unrestricted cash and cash equivalents on hand or in bank accounts, including, without limitation, investments in marketable securities, temporary investments, certificates of deposit, bank accounts and proceeds;

          2.2.3 BENEFIT PLANS. Assets of all Benefit Plans of Seller;

          2.2.4 TAXES. Claims for refunds or refunds of Taxes and other charges imposed by any Governmental Authority;

          2.2.5 EXHAUSTED INVENTORY. All Inventory deposited or exhausted prior to the Closing Date in the Ordinary Course of Business;

          2.2.6 EXCLUDED CONTRACTS. All Contracts listed on SCHEDULE 2.2.6 (the "Excluded Contracts");

          2.2.7 FUNDED DEPRECIATION. Any funded depreciation;

          2.2.8 COMPUTER HARDWARE. Any computer software or hardware owned by third parties;

          2.2.9 OTHER ASSETS. All leased vehicles except for those whose leases are assumed under Section 2.1.2 and the other assets listed on SCHEDULE 2.2.9.

                      ARTICLE III. CONSIDERATION AND TERMS

     3.1 PAYMENT FOR PURCHASED ASSETS. Subject to the terms and conditions hereof, in reliance upon the representations and warranties of Seller herein set forth and as consideration for the sale and purchase of the Purchased Assets as herein contemplated, Purchaser shall assume the Assumed Liabilities as of the Effective Date of Seller as more fully addressed in Article IV below. As additional consideration, Seller has received fifty million (50,000,000) shares of Pacer Health Corporation (the "Pacer Shares") issued to Butterscotch Investments, L.L.C. at Seller's request valued at $1,100,000.00 as of February 4, 2004.

     The Pacer Shares will be part of the total consideration given to the Seller as part of the purchase price. To assure that Seller has received fair market value as determined by an independent evaluation ("Fair Value Opinion"),
(x) if the Fair Value Opinion determines a value higher than the total consideration provided by the Buyer then Buyer has the option to increase the Pacer Shares issued or to provide a cash payment prorated over a 36 month period to make up the difference and (y) if the Fair Value Opinion determines a value lower than the total consideration provided by the Buyer then the Buyer may request the return of the excess Pacer Shares issued or allocate the excess Pacer Shares issued to another transaction with the Seller.

     3.2 PRORATION. Seller and Purchaser shall prorate, as of the Effective Date, any amounts which (x) have been paid prior to the Effective Date for any period on or after the Effective Date or (y) have not been paid prior to the Effective Date for any period prior to the Effective Date and become due and payable on or after the Effective Date with respect to (i) the Contracts contemplated by Sections 2.1.2, (ii) ad valorem taxes for the current year, if any, on the Purchased Assets, (iii) all utilities servicing any of the Purchased Assets, including without limitation, water, sewer, telephone, electricity and gas service; (iv) rents, license, easement, royalties and other fees with respect to the Purchased Assets and (v) all other normal and customarily proratable items; provided however, that, notwithstanding anything to the contrary contained herein, all deposits on any Contracts assumed by Purchaser pursuant to Sections 2.1.2 hereinabove shall be refunded to Seller as an adjustment pursuant to this Section 3.2, to the extent that such deposits are refundable under the terms of the applicable Contract. All ad valorem taxes with respect to the Purchased Assets shall be prorated as of the Effective Date based upon the amount of the most recent tax bills or, if available, the current year's valuation or assessment and the last known millage rate. If such proration proves to be incorrect based on the actual tax bill when received, either Party, on demand, shall make such payment as may be required to correct the prior, inaccurate apportionment. With respect to charges for utilities, Seller shall pay all charges for utilities accrued prior to the Effective Date, and Purchaser shall pay all charges for utilities accruing on and after the Effective Date; provided, however, that if meter readings are not available as of the Effective Date, the charges for such utility services shall be prorated between Seller and Purchaser as of midnight of the day before the Effective Date. Notwithstanding the foregoing, all sales and use taxes, transfer taxes, and all other impositions of tax arising solely by reason of the transfers contemplated by this Agreement shall be the responsibility of and shall be borne by Seller.

             ARTICLE IV. ASSUMPTION OF LIABILITIES; EMPLOYEE MATTERS

     4.1 GENERAL LIMITATION OF ASSUMPTION OF LIABILITIES. Except for Permitted Encumbrances and the Assumed Liabilities, Seller shall transfer the Purchased Assets to Purchaser free and clear of all Encumbrances. Except as provided in this Article IV, Purchaser shall not, by virtue of its purchase of the Purchased Assets, assume or become responsible for any liabilities or obligations of Seller or any other Person. For purposes of this Section 4.1 the phrase "liabilities and obligations" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

     4.2 ASSUMED LIABILITIES AND OBLIGATIONS OF SELLER. On the Effective Date, Purchaser shall acquire the Purchased Assets subject only to, and shall undertake, assume, perform and otherwise pay, satisfy and discharge the following liabilities and obligations (collectively, the "Assumed Liabilities"):

     (a) all obligations of Seller accruing on and after the Effective Date under the Contracts contemplated by Sections 2.1.2 (except for any Medicare and Medicaid overpayments or adjustments for services rendered prior to the Effective Date) provided that the rights thereunder have been duly and effectively assigned to Purchaser;

     (b) all obligations of Seller accruing on and after the Effective Date under the Permits and Licenses described in Sections 2.1.4, provided that the rights thereunder have been duly and effectively assigned to Purchaser; and

     (c) accrued and vested vacation, personal, sick and/or other leave entitlements ("PTO") for those Employees of Seller who were employed by Purchaser as of February 4, 2004.

     (d) any and all Medicare and Medicaid overpayments or adjustments for services rendered prior to the Effective Date.

     (e)  all other liabilities listed in SCHEDULE 4.2(E).

Except for the Assumed Liabilities, Purchaser does not and shall not assume or in any way undertake to pay, perform, satisfy or discharge any other liability of Seller existing on the Effective Date or arising out of any transactions entered into, or any state of facts existing, prior to the Effective Date (the "Retained Liabilities"), and Seller agrees to pay and satisfy all of Seller's Retained Liabilities.

     4.3 Intentionally Omitted;

     4.4 VACATION, PERSONAL, SICK AND/OR OTHER LEAVE ENTITLEMENTS, WORKERS' COMPENSATION AND DISABILITY CLAIMS. To the extent not assumed by Purchaser and subject to Seller's right to contest its liability therefor, Seller shall remain liable for all PTO obligations, workers' compensation, disability and occupational diseases of or with respect to the Employees employed by Seller attributable to entitlements, injuries, claims, conditions, events and occurrences occurring prior to February 4, 2004 regardless of the date on which the actual claim is made. At or prior to Closing, Seller shall calculate, and make available for verification by Purchaser, the dollar amount of Seller's liability through February 4, 2004 for PTO of all Employees employed by Seller as of February 4, 2004 who were employed by Purchaser and whose PTO has been assumed by Purchaser pursuant to Section 4.2(c). The Parties hereby agree that the PTO shall assumed by Seller to Purchaser at Closing. After the Closing, Purchaser shall be responsible to such Employees for such PTO.

                               ARTICLE V. CLOSING

     5.1 TIME; LOCATION. Subject to the satisfaction or waiver by the appropriate Party of all the conditions precedent to Closing specified in this
Article V, the consummation of the sale and purchase of the Purchased Assets and the other transactions contemplated by and described in this Agreement (the "Closing") shall take place at Sullivan, Stolier & Resor, 909 Poydras Street, Suite 2600, New Orleans, Louisiana, on or before March 19, 2004 or at such later date and/or at such other location as the Parties may mutually designate in writing (the "Closing Date"). The Closing shall be effective as of 12:01 a.m. on the calendar day following the Closing Date or such other date and time as the Parties may mutually designate in writing (the "Effective Date").

     5.2 ACTIONS OF SELLER AT THE CLOSING. At the Closing and unless otherwise waived in writing by Purchaser, Seller shall deliver to Purchaser the following:

          5.2.1 A duly executed bill of sale and assignment from Seller substantially in the form of SCHEDULE 5.2.1 hereto, transferring to Purchaser good and merchantable title to all of the movable property included in the Purchased Assets of Seller, in "as is" condition, subject only to Permitted Encumbrances and the Assumed Liabilities.

          5.2.1 Intentionally Omitted.

          5.2.3 Duly executed assignments of leases and contracts from Seller substantially in the form of SCHEDULE 5.2.3 hereto, assigning to Purchaser, to the extent assignable, Seller's right, title and interest in each of the Contracts and other agreements included in the Purchased Assets, together with all consents of third parties that are obtained prior to Closing to make each such assignment effective to such third parties.

          5.2.4 A duly executed Amendment to the Lease Assignment changing the effect date of the assignment of the Lease from the Assignment Effective Date (as defined in the Lease Assignment) to the Effective Date substantially in the form of SCHEDULE 5.24.

          5.2.5 A duly executed Power of Attorney  substantially  in the form of
     SCHEDULE 5.2.5 in favor of Purchaser, regarding Seller's pharmacy permits and controlled dangerous substance licenses.

          5.2.6 Intentionally Omitted.

          5.2.7 A certified copy of the resolutions duly adopted by the sole member of Seller authorizing and approving Seller's performance of the transactions contemplated hereby and Seller's execution, delivery and performance of this Agreement and the documents described herein to which Seller is a party, certified as true and of full force as of Closing by an appropriate officer of Seller.

          5.2.8 A certificate of Seller's Chief Executive Officer certifying that, to such officer's Knowledge, each covenant and agreement of Seller to be performed prior to or as of Closing pursuant to this Agreement has been performed.

          5.2.9 A certificate of Seller's Chief Executive Officer certifying that, to such officer's Knowledge, each of the representations and warranties of Seller set forth herein is true and correct in all material respects as of the Closing Date or such other date applicable thereto.

          5.2.10 Such additional instruments of conveyance and transfer consistent with the terms hereof as Purchaser may reasonably require in order to more effectively vest in Purchaser, and put Purchaser in possession of, the Purchased Assets.

     5.3 ACTIONS OF PURCHASER AT THE CLOSING. At the Closing and unless otherwise waived in writing by Seller, Purchaser shall deliver to Seller the following:

          5.3.1 An assumption agreement executed by Purchaser substantially in the form of SCHEDULE 5.3.1 hereto, pursuant to which Purchaser shall assume the future payment and performance of the Assumed Liabilities as herein provided.

          5.3.2 A certified copy of the resolutions duly adopted by the Board of Directors of Purchaser authorizing and approving its performance of the transactions contemplated hereby and the execution, delivery and performance of this Agreement and the documents described herein to which it is a party, certified as true and of full force as of Closing by an appropriate officer of Purchaser.

          5.3.3 A certificate of the President or a Vice President of Purchaser certifying that, to such President or a Vice President's Knowledge, each covenant and agreement of Purchaser to be performed prior to or as of Closing pursuant to this Agreement has been performed.

     5.4 REASONABLE STEPS. Seller shall make such efforts as may be appropriate and necessary so that on the Closing Date, Purchaser shall be placed in actual possession and control of all of the Purchased Assets.

              ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Purchaser, that, to the best of Seller's Knowledge each of the following representations and warranties is true and correct as of the date hereof or such other date as specified below:

     6.1 ORGANIZATION; GOOD STANDING; POWER. Seller is a Louisiana limited liability company, duly organized and existing under the laws of the State of Louisiana. Seller has the requisite power and authority to enter into this Agreement, perform its obligations hereunder and to conduct its business as now being conducted.

     6.2 AUTHORIZATION OF AGREEMENT. Seller has taken all necessary action to authorize the execution and delivery of this Agreement and will take as of the Closing, all necessary action to authorize the execution and delivery of the Ancillary Agreements to which it is a party, the performance by it of all terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby.

     6.3 ENFORCEABILITY. This Agreement constitutes, and the Ancillary Agreements to which Seller is party, upon Seller's execution and delivery thereof, will constitute the legal, valid and binding obligations of Seller, enforceable in accordance with their terms except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     6.4 NO VIOLATIONS; CONSENTS. Except as set forth on SCHEDULE 6.4, the execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements to which Seller is a party, and the consummation of the transactions contemplated hereby and thereby will not (with or without the giving of notice or the lapse of time, or both) (i) violate any provision of the Articles of Organization of Seller; (ii) violate or require any consent, authorization or approval of, or exemption by, or filing under any provision of any law, statute, rule or regulation to which Seller, the Facilities or the Purchased Assets are subject; (iii) violate any judgment, order, writ or decree of any court applicable to Seller, the Facilities or the Purchased Assets; (iv) conflict with, result in a breach of, constitute a default under (or a default that might, with the passage of time or the giving of notice or both, constitute a default), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any Contract or other instrument, document or undertaking to which Seller is a party or any of the Purchased Assets is bound or (v) result in the creation or imposition of any Encumbrances upon the Purchased Assets; except with respect to clauses (ii),
(iii), (iv) or (v) where such violation, requirement, conflict, breach, default, acceleration, creation or imposition will not have a Material Adverse Effect.

     6.5 FINANCIAL STATEMENTS. Seller has delivered to Purchaser true and complete copies of the (i) Financial Statements of Seller for fiscal years ending November 30, 2003 and, and the related consolidated statements of income and cash flows for said years, (ii) all unaudited monthly statements of profit and loss available to date for calendar year 2004 with respect to the operation of the Facilities. True and correct copies of such financial statements are contained in SCHEDULE 6.5. The foregoing financial statements have been prepared from the Books and Records of Seller, as the case may be, in accordance with GAAP throughout the periods involved except as may be noted therein. Such financial statements, including the related notes, are true and correct and fairly present, in all material respects, the financial position of Seller, as the case may be, at the dates indicated and the results of operations and cash flows of Seller, as the case may be, for the periods then ended in accordance with GAAP.

     6.6 INVENTORY. The Inventory was or will be acquired and maintained in accordance with the regular business practices of Seller, consists or will consist of items of a quality and quantity Seller believes is usable or salable in the Ordinary Course of Business, and is or will be valued by Seller in accordance with GAAP.

     6.7 Intentionally omitted.

     6.8 Intentionally omitted.

     6.9 Intentionally omitted.

     6.10 CONTRACTS AND COMMITMENTS.

     (a) Each of the material Contracts and other material instruments, documents and undertakings listed on SCHEDULE 2.1.2 is valid and enforceable in accordance with its terms (except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity), the parties thereto are in material compliance with the material provisions thereof, neither party is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, and no event has occurred that with or without the giving of notice or lapse of time, or both, would constitute a material default thereunder.

     (b) Except as set forth on SCHEDULE 2.1.2, no advance payment has been received by Seller by or on behalf of any party to any of the Contracts and other instruments, documents and undertakings listed thereon for services to be rendered or products to be delivered by such party after the Closing.

     6.11 PERMITS AND LICENSES.

     (a) Seller has as of the Closing, all Permits and Licenses and any certificates of need that are required to operate the Hospital as a 25 bed hospital with a 24 bed remote campus consistent with all Legal Requirements (including without limitation those required under any Environmental Law) and Seller is or will be in compliance with the terms and conditions of the Permits and Licenses and the Provider Agreements except where the failure to have such Permits and Licenses or to be in compliance therewith will not have a Material Adverse Effect. SCHEDULE 2.1.4 hereto set forth a correct and complete list of all Permits and Licenses, each one of which is in full force and effect. No suspension or cancellation of any of the Permits and Licenses or Provider
Agreements   is  threatened   and  no  cause  exists  for  such   suspension  or
cancellation.

     (b) Without limiting the generality of the foregoing, the facilities, equipment and operations of the Facilities satisfy the applicable hospital licensing requirements of the State of Louisiana and the requirements for participation in the Medicare and Medicaid Programs.

     6.12 COMPLIANCE WITH LAWS AND ACCREDITATION REQUIREMENTS. Except as described in SCHEDULE 6.12 hereto, Seller has at all times, operated, and is presently operating, the Facilities so as to comply in all material respects with all Legal Requirements and all requirements of any Accreditation Body applicable to the operation of the Facilities or the ownership or use of the Purchased Assets except where the failure to comply will not have a Material Adverse Effect.

     6.13 LEGAL PROCEEDINGS. Except as described in SCHEDULE 6.13 hereto or where the results thereof will not have a Material Adverse Effect, there is no claim, action, suit, proceeding, investigation or inquiry pending before any Governmental Authority or threatened against Seller with respect to the operation of the Facilities or the Purchased Assets owned or used by it in connection therewith, or relating to the transactions contemplated by this Agreement, nor is there any valid basis for any such claim, action, suit, proceeding, investigation, or inquiry. Except as set forth on SCHEDULE 6.13 hereto, Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental, regulatory or administrative official, body or authority that relates to the operation of the Facility or the Purchased Assets.

     6.14 Intentionally Omitted.

     6.15 BOOKS AND RECORDS. All books of account and other financial records of Seller directly relating to the Facility (the "Books and Records") are materially complete and correct and have been made available to Purchaser. All of the Books and Records have been prepared and maintained in accordance with good business practices and, where applicable, in conformity with GAAP (except as otherwise stated therein) and in compliance in all material respects with all Legal Requirements.

      6.16  Intentionally Omitted.

     6.17 LABOR DISPUTES. Except as described in SCHEDULE 6.17 hereto or where the results thereof will not have a Material Adverse Effect, there are no material discrimination complaints nor any other kind of employment or labor related disputes against Seller in connection with the operation of Facility pending before or threatened before any federal, state or local court or agency, and no material dispute respecting minimum wage or overtime claims or other conditions or terms of employment exists. The Facility has not experienced any material labor disputes or any material work stoppage due to labor disagreements within the past three years. With respect to the Facility and except to the extent set forth in SCHEDULE 6.17 or where the results thereof will not have a Material Adverse Effect: (i) there is no unfair labor practice charge or complaint against Seller pending or threatened before the National Labor Relations Board; (ii) there is no labor strike, slow down or stoppage pending or threatened against or affecting Seller; and (iii) no question concerning representation has been raised within the past three years or is threatened respecting the Employees.

     6.18 BENEFIT PLANS. Seller has provided Purchaser with information and documentation on each employee benefit plan (written and unwritten) subject to ERISA and any other (written or unwritten) profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement, health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other plan or arrangement (each, a "Benefit Plan") maintained by or with respect to which Seller has any liability or obligation, whether actual or contingent, funded or unfunded, with respect to the Employees or their respective beneficiaries.

     6.19 NO FINDER. Seller has not taken any action that would give to any Person a right to a finder's fee or any type of brokerage commission in relation to, or in connection with, the transactions contemplated by this Agreement.

     6.20 Intentionally Omitted.

     6.21  ENVIRONMENTAL   MATTERS.   Except  as  disclosed  in  SCHEDULE  6.21:

          6.21.1 COMPLIANCE: NO LIABILITY. Seller has operated the Facilities in material compliance with all applicable Environmental Laws. Seller is not subject to any liability, penalty or expense (including legal fees), and Purchaser will not suffer or incur any material loss, liability, penalty or expense (including legal fees), by virtue of any violation of any Environmental Law occurring prior to the Closing with respect to the Facilities, any environmental activity conducted on or with respect to the Facilities by Seller prior to the Closing or any environmental condition existing on or with respect to the Facilities prior to the Closing, in each case whether or not Seller permitted or participated in such act or omission.

          6.21.2 TREATMENT; CERCLA. Seller has not treated, stored, recycled or disposed of any hazardous material, and, to the best of Seller's Knowledge, no other Person has treated, stored, recycled or disposed of any hazardous material in the vicinity of the Facilities except in compliance with applicable Environmental Laws. To the best of Seller's Knowledge, there has been no release of any hazardous material at, on or under or surrounding the Facilities except in compliance with applicable Environmental Laws. Seller has not transported any hazardous material or arranged for the transportation of any hazardous material to any location that is listed or proposed for listing on the National Priorities List pursuant to Superfund, on CERCLA or any other location that is the subject of federal, state or local enforcement action or other investigation that may lead to claims against Seller for cleanup costs, remedial action, damages to natural resources, to other property or for personal injury including claims under Superfund. The Facilities are not listed, or proposed for listing on the National Priorities List pursuant to Superfund, CERCLA or any state or local list of sites requiring investigation or cleanup.

          6.21.3 NOTICES; EXISTING CLAIMS; CERTAIN HAZARDOUS MATERIALS; STORAGE Tanks. Seller has not received any request for information, notice of claim, demand or other notification that it is or may be potentially responsible with respect to any investigation, abatement or cleanup of any threatened or actual release of any hazardous material with respect to the Facilities. Seller is not required to place any notice or restriction relating to the presence of any hazardous material in the vicinity of the Facilities. There has been no past, and, to the best of Seller's Knowledge, there is no pending or contemplated claim against Seller under any Environmental Law or Legal Requirement based on actions of others that may have impacted on the Facilities, and Seller has not entered into any agreement with any Person regarding any remedial action or other environmental liability or expense for violation of any Environmental Law with respect to the Facilities, other than in the Ordinary Course of Business. All storage tanks located on the Immovable Property upon which the Facilities are located, whether underground or aboveground, are disclosed on SCHEDULE 6.21 and all such tanks and associated piping are in sound condition and, to the best of Seller's Knowledge, are not leaking and have not leaked.

          6.21.4 ASBESTOS. To Seller's knowledge, without investigation, none of the Purchased Assets contain any asbestos in violation of any Environmental Law.

     6.22 INSURANCE. SCHEDULE 6.22 sets forth a complete list of all insurance policies maintained by Seller for the Facilities and policies with respect to which Seller was the owner, insured or beneficiary for the past three years and all insurance policies known by Seller to have been maintained by any other Person which may provide any coverage for liabilities relating in any manner to the operation of the Facilities. SCHEDULE 6.22 also sets forth a true and correct summary of the loss experiences for the last three years under each such policy. Seller will not have liability after the Closing for retrospective or retroactive premium adjustments. Except as disclosed in SCHEDULE 6.22, all of such insurance policies covering products liability and general liability have been "occurrence" policies and not "claims made" policies.

     6.23 NO SIGNIFICANT ITEMS EXCLUDED. Except for Excluded Assets, there are no significant assets, properties, Contracts, Permits or other items of Seller that are of material importance to the ongoing operation of the Facilities by Purchaser in substantially the same manner in which the Facilities was operated prior to the date of this Agreement which have been excluded from this Agreement.

     6.24 Intentionally Omitted.

     6.25 TAX RETURNS. Seller has filed or caused to be filed, or will file or cause to be filed, all Tax Returns that are required to be filed by them prior to the Closing Date, pursuant to all Legal Requirements of each Governmental Authority with taxing power over it. All such Tax Returns were or will be, as the case may be, correct and complete in all material respects. Seller has paid or will pay all Taxes that have or will become due as shown on such Tax Returns or pursuant to any assessment received as an adjustment to such Tax Returns, except (i) such Taxes, if any, as are being contested in good faith and disclosed on SCHEDULE 6.25, (ii) such Taxes that are fully reserved against on the financial statements of Seller previously provided to Purchaser and (iii) Taxes accruing that are not yet due. Except as set forth on SCHEDULE 6.25, Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has been made by any taxing authority of a jurisdiction other than one in which the Facilities are located. Seller will withhold and pay all Taxes required to have been withheld in connection with amounts paid or owing to any Employee, independent contractor, creditor or other third party.

     6.26 Intentionally Omitted.

     6.27 Intentionally Omitted.

     6.28 COST REPORTS. Except as indicated on SCHEDULE 6.28 hereto, Medicare and Medicaid cost reports required to be filed by Seller for the Facilities have been filed by the required filing dates (as extended). There is no dispute between the Facilities and any Governmental Authorities or the Medicare fiscal intermediary regarding any of the Facilities' audited cost reports or regarding their remaining unaudited cost reports. Except as indicated on SCHEDULE 6.28 hereto, there are no Medicare or Medicaid overpayments for the aforesaid cost reporting periods and, to the best of Seller's Knowledge, for the cost reporting periods for which cost reports are not yet required by applicable regulation to be filed and which have not yet been filed, including the time period from the end of the most recent cost reporting period and the Closing. True and correct copies of all such reports which have been filed or which were required to be filed for the four (4) most recent fiscal years of the Facilities have been made available to Purchaser.

     6.29 TITLE TO MOVABLE PROPERTY. Except as set forth on SCHEDULE 6.29, Seller has good and valid title to and ownership of all movable property, whether corporeal or incorporeal, making up all or any portion of the Purchased Assets, except for movable property leased by Seller, for which Seller has good and valid leasehold interests. Except as set forth in SCHEDULE 6.29, none of the Purchased Assets that constitute movable property owned by Seller is subject to, as of the Closing Date, any Encumbrance, other than the Permitted Encumbrances and Assumed Liabilities. At Closing, Seller will convey to Purchaser, in "as is" condition, good and valid title to the Purchased Assets that constitute movable property, whether corporeal or incorporeal, free and clear of any Encumbrance, other than the Permitted Encumbrances and Assumed Liabilities. At Closing, Seller will convey to Purchaser good and valid leasehold interests in the Purchased Assets that constitute movable property, whether corporeal or incorporeal, that are subject to a lease which is assumed, free and clear of any Encumbrance, other than Assumed Liabilities.

     6.30 REGULATORY COMPLIANCE; IMPROPER PAYMENTS.


     (a) Except as set forth in SCHEDULE 6.30 hereto, Seller has not received any written notice from any Governmental Authority, that the Facilities are not in compliance in all material respects with all applicable statutes, rules, regulations and requirements of all Governmental Authorities having jurisdiction over the Facilities and the operations of the Facilities. Seller has timely filed all reports, data and other information required to be filed with such commissions, boards, bureaus and agencies where a failure to file timely would have a Material Adverse Effect. Seller is not in violation of, and has not violated, any applicable provisions of any Legal Requirements, except for violations which will not have, individually or in the aggregate, a Material Adverse Effect. Seller has been and is in compliance with all permits, licenses, franchises, variances, exceptions, orders, consents, approvals, authorizations of and registrations with and under all federal, state, local and foreign laws, and from all Governmental Authorities required by Seller to carry on its business as currently conducted, except where the failure to have or be in compliance with the permits, licenses, franchises, variances, exceptions, orders, consents, approvals, authorizations or registrations will not have, individually or in the aggregate, a Material Adverse Effect.

     (b) Except to the extent permitted by applicable law, neither Seller nor any partner, member, director, officer or employee of Seller, nor any agent acting on behalf of or for the benefit of any of the foregoing, has directly or indirectly: (i) offered, paid or received any remuneration, in cash or in kind, to, or made any financial arrangements, with any past, present or potential customers, past or present suppliers, patients, medical staff members, contractors or third party payors of Seller in exchange for business or payments from such persons; (ii) given or agreed to give, received or agreed to receive, or is aware that there has been made or that there is any agreement to make, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any customer or potential customer, supplier or potential supplier, contractor, third party payor or any other person in exchange for business or payments except to the extent permitted by applicable law or regulation; (iii) made or agreed to make, or is aware that there has been made or that there is any agreement to make, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was illegal under the laws of the United States or under the laws of any state or local governmental entity having jurisdiction over such payment, contribution or gift; (iv) established or maintained any unrecorded fund or asset for any improper purpose or made any misleading, false, or artificial entries on any of its books or records for any reason; (v) made, or agreed to make, or is aware that there has been made or that there is any agreement to make, any improper payment to any person; or (vi) made any payment for or agreed to make any payment for any goods, services, or property in excess of fair market value except to the extent permitted by applicable law or regulation.

     (c) Except as permitted by applicable law or regulation or listed as an Excluded Contract, neither Seller nor any of its partners, members, directors, officers or employees is a party to any contract, lease agreement or other arrangement (including but not limited to any joint venture or consulting agreement) related to Seller, the Facilities or the Purchased Assets with any physician, physical or occupation therapist, health care facility, hospital, nursing facility, home health agency or other person who is in a position to make or influence referrals to or otherwise generate business for Seller with respect to the Facilities or the Purchased Assets, to provide services, lease space, lease equipment or engage in any other venture or activity.

     6.31 MEDICAL STAFF MATTERS. SCHEDULE 6.31 includes true, correct, and complete copies of the bylaws and rules and regulations of the medical staff of the Facilities. With regard to the medical staff of the Facilitiers and except as set forth on SCHEDULE 6.31 hereto, there are no pending or threatened disputes with applicants, staff members or health professional affiliates and all appeal periods in respect of any medical staff member or applicant against whom an adverse action has been taken have expired. SCHEDULE 6.31 includes written disclosure containing a brief general description of all adverse actions taken in the six (6) months prior to the date hereof against medical staff members or applicants which could result in claims or actions against Seller.
SCHEDULE 6.31 includes a list of the members of the Facilities' medical staff. Except as listed on SCHEDULE 6.31, (i) no Employee or independent contractor of the Facilities (whether an individual or entity), or any member of Facilities' medical staff has been excluded from participating in any federal health care program (as defined in 42 U.S.C. ss. 1320a-7b(f)) during the last five (5) years and (ii) none of the officers, directors, agents or managing employees (as such term is defined in 42 U.S.C. ss. 1320a-5(b)) of Seller, has been excluded from

Medicare or any federal health care program (as defined in 42 U.S.C. ss. 1320a-7b(f)) or been subject to sanction pursuant to 42 U.S.C. ss. 1320a-7a or 1320a-8 or been convicted of a crime described at 42 U.S.C. ss. 1320a-7b.

     6.32 PARTICIPATION IN THIRD PARTY PAYOR PROGRAMS/ACCREDITATION. The Facilities are certified for participation in the Third Party Payor Programs where the failure to be so certified will have a Material Adverse Effect, and has a current and valid Provider Agreements for participation in each of such Third Party Payor Programs. The Facilities are is in compliance in all material respects with the conditions of participation in such Third Party Payor Programs and with the terms, conditions and provisions of the related Provider Agreements. Seller has received all approvals or qualifications necessary for capital reimbursement of the Facilities. There is no proceeding, investigation or survey pending or threatened, involving any of the Medicare, Medicaid or TRICARE programs, or any other material Third Party Payor Programs, and Seller has no reason to believe that any such investigations or surveys are pending, threatened, or imminent. Neither Seller nor any of its Employees, officers, directors, or controlling partners or owners are excluded from participation in the Third Party Payor Programs, nor is any such exclusion pending or threatened. Neither Seller nor any of its Employees, officers, directors, or controlling partners or owners have committed a violation of any Legal Requirement, specifically including, but not limited to, Medicare and Medicaid fraud and abuse provisions of the federal Social Security Act.

     6.33 COMPLETENESS AND ACCURACY. All information set forth on any Schedule hereto is true, correct and complete to the best of Seller's Knowledge. All Contracts, Permits and Licenses and other documents and instruments furnished or made available to Purchaser by Seller are or will be true, complete and accurate originals or copies of originals and, to the best of Seller's Knowledge, include all amendments, supplements, waivers and modifications thereto.

            ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF PURCHASER

     As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants to Seller, that each of the following representations and warranties is true and correct as of the date hereof:

     7.1 ORGANIZATION; GOOD STANDING; POWER. Purchaser is a Florida corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority to own and lease the Purchaser Purchased Assets and to execute and deliver this Agreement and the Ancillary Agreements to which Purchaser is a party, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it.

     7.2 AUTHORIZATION OF AGREEMENT. Purchaser has taken all necessary action to authorize the execution and delivery of this Agreement, and will take as of the Closing, all necessary corporate action to authorize the execution and delivery of the Ancillary Agreements to which Purchaser is a party, the performance by it of all terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby.

     7.3  ENFORCEABILITY.   This  Agreement   constitutes,   and  the  Ancillary
Agreements to which Purchaser is a party, upon Purchaser's execution and delivery thereof, will constitute, the legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     7.4 NO VIOLATIONS; CONSENTS. Except as set forth on SCHEDULE 7.4, the execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements to which Purchaser is a party and the consummation of the transactions contemplated hereby and thereby will not (with or without the giving of notice or the lapse of time, or both) (i) violate any provision of the Articles of Incorporation or bylaws of Purchaser, (ii) except with respect to notices and consents required to be given by Purchaser to any Accreditation Body or Governmental Authority in connection with the sale and change of ownership of the Purchased Assets and the Facilities, violate, or require any consent, authorization or approval of, or exemption by, or filing under any provision of any contract, law, statute, rule or regulation to which Purchaser is subject,
(iii) violate any judgment, order, writ or decree of any court applicable to Purchaser, (vi) conflict with, result in a breach of, constitute a default under (or a default that might, with the passage of time or the giving of notice or both, constitute a default), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any agreement, contract, commitment, lease or other instrument, document or undertaking to which Purchaser is a party or (v) result in the creation or imposition of any Encumbrance upon its assets; except with respect to clauses
(ii), (iii), (iv) or (v) where such violation, requirement, conflict, breach, default, acceleration, creation or imposition will not have a Material Adverse Effect.

     7.5 LEGAL PROCEEDINGS. There is no claim, action, suit, proceeding, investigation or inquiry pending before any Governmental Authority or, to Purchaser's Knowledge, threatened against Purchaser or any of Purchaser's properties, assets, operations or facilities that might prevent or delay the consummation of the transactions contemplated hereby. Purchaser is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental, regulatory or administrative official, body or authority that might affect the transaction contemplated hereby.

     7.6 NO FINDER. Except as set forth on SCHEDULE 7.6, Purchaser has not taken any action which would give to any Person a right to a finder's fee or any type of brokerage commission in relation to, or in connection with, the transactions contemplated by this Agreement.

                        ARTICLE VIII. COVENANTS OF SELLER
                       PRIOR TO AND AFTER THE CLOSING DATE

     8.1 REQUIRED ACTIONS. Between the Effective Date of this Agreement and the completion date of the Disclosure Schedules as more fully addressed in Section
15.19 Seller covenants that it will, except as otherwise agreed by Purchaser in writing:

          8.1.1 ACCESS TO INFORMATION. Give to Purchaser and its counsel, accountants, environmental consultants, engineers, architects and other representatives, for the purpose of audit, review and copying, reasonable access, during normal business hours, to such of the properties, books, accounts and records of Seller as are relevant to the Purchased Assets and the Facilities, and furnish or otherwise make available to Purchaser all such information concerning the Purchased Assets and the Facilities as Purchaser may reasonably request.

          8.1.2 APPROVALS; CONSENTS. Seek to obtain in writing as promptly as possible any approvals and consents required to be obtained by Seller in order (i) to transfer the Facilities, and (ii) to effectively assign the Contracts listed on SCHEDULE 2.1.2. Notwithstanding the foregoing, Purchaser shall be responsible for the costs and expenses necessary to obtain Licenses and agreements from required Governmental Authorities so that Purchaser may operate the Facilities after the Closing. Seller shall submit such documentation regarding the transactions that are provided for in this Agreement as may be requested by DHH or any other Governmental Authority. At such time as mutually agreed to by the Parties, Seller shall:

          (a) provide Purchaser with copies of all Permits and Licenses, certificates of need and all Provider Agreements;

          (b) notify each Accreditation Body and Third Party Payor as required by any Legal Requirement of the pending change of ownership of the Facilities; and

          (c) provide such other notices as required by all Legal Requirements including, if required, (i) notices to the Facilities' patients and
          (ii) notices to referral or human service agencies. Prior to sending the notices, Seller shall provide copies to Purchaser for review and approval, which approval shall not be unreasonably withheld, delayed or conditioned.

          8.1.3 NOTICE OF MATERIAL DAMAGE. Give to Purchaser prompt notice in writing of any fact that, if known on the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement, or which would result in the breach in any material respect by Seller of any of its representations, warranties, covenants or agreements hereunder;

          8.1.4 COMPLIANCE WITH AGREEMENT. Not undertake any course of action inconsistent with satisfaction of the conditions applicable to it set forth in this Agreement, and use all reasonable efforts to do all such acts and take all such measures as may be reasonably necessary to comply with the representations, agreements, conditions and other provisions of this Agreement;

          8.1.5 UPDATE SCHEDULE. Promptly disclose to Purchaser any information contained in the representations and warranties of Seller contained in
     Article VI or in any of the Schedules to this Agreement which is no longer complete or correct (including furnishing updated financial statements);

          8.1.6 INTERIM  FINANCIAL  STATEMENTS.  Deliver to Buyer within fifteen
     (15) days after the end of each month a copy of the interim balance sheet for such month prepared in a manner and containing information consistent with Seller's current practices; and

     8.2 MEDICARE AND MEDICAID COST REPORTS. Seller shall timely file all Medicare and Medicaid cost reports for all cost reporting periods for which the deadline for filing will arise after the Effective Date, in accordance with all applicable Legal Requirements, including the final Medicare and Medicaid cost reports for the Facilities which must be filed no later than five (5) months following the Effective Date. Purchaser shall be liable for any Medicare or Medicaid overpayments or any other financial obligations arising from any adjustments or reductions in Medicare or Medicaid reimbursement for the period of time prior to the Effective Date, or for any other obligations imposed by either the Medicare or Medicaid program for the period of time prior to the Effective Date. Subject to the provisions of this Agreement, any liability of Seller required to be paid as a result of any such cost report for any time period prior to the Effective Date shall be paid by Seller in accordance with any repayment plans with the Centers for Medicare & Medicaid Services ("CMS"), and Purchaser shall be entitled to receive, and Purchaser shall promptly remit to Seller if it receives, any refunds or cash settlements resulting from the audit of such cost reports. Prior to the Closing Date, Seller shall take such actions as may be necessary to determine any potential liability for an overpayment or for other possible adjustments to such Medicare and Medicaid reimbursement or anticipated cost reports and shall promptly disclose such information to Purchaser. Seller's action shall include the preparation of preliminary cost reports for operations prior to the Effective Date. Any appeals from any such notices of overpayment or other obligations imposed by the Medicare or Medicaid programs shall be the responsibility of Seller, and such appeals shall have no effect on Seller's obligations under this Section.

                       ARTICLE IX. COVENANTS OF PURCHASER
                       PRIOR TO AND AFTER THE CLOSING DATE

     9.1 REQUIRED ACTIONS. Between the Effective Date of this Agreement and the competition of the Disclosure Schedules as more fully addressed in Section 15.19 Purchaser shall, except as otherwise agreed by Seller in writing:

          9.1.1 ADVISE OF CHANGES. Advise Seller promptly in writing of any fact that, if known on the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement, or which would result in the breach by Purchaser of any of its representations, warranties, covenants or agreements hereunder;

          9.1.2 COMPLIANCE WITH AGREEMENT. Not undertake any course of action inconsistent with satisfaction of the conditions applicable to it set forth in this Agreement, and Purchaser shall use its best efforts to do all such acts and take all such measures as may be reasonably necessary to comply with the representations, agreements, conditions and other provisions of this Agreement;

          9.1.3 Intentionally omitted;

          9.1.4 COOPERATION. Cooperate with Seller and its agents in connection with the transfer of all Permits and Licenses necessary to operate the Facilities and in obtaining the approvals and consents as contemplated by
     Section 8.1.7 hereof; and

     9.2 ASSUMED LIABILITIES. After the Closing, Purchaser shall timely pay all of the Assumed Liabilities except for those contested pursuant to Section 12.2.4 hereof and shall timely perform the obligations it has agreed to perform after the Closing.

                         ARTICLE X. CONDITIONS PRECEDENT
                           TO OBLIGATIONS OF PURCHASER

     The obligation of Purchaser to proceed with the Closing under this Agreement is subject to the fulfillment prior to the specified date or at the time of the Closing of the following conditions with respect to Seller, any one or more of which may be waived in whole or in part by Purchaser:

     10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement shall have been true in all material respects as of the date hereof or such other specified date and shall be true in all material respects on and as of the Closing Date or such other specified date with such changes therein as are contemplated by the terms of this Agreement.

     10.2 PERFORMANCE OF AGREEMENT. Seller shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing.

     10.3 SELLER'S CERTIFICATE. Purchaser shall have received a certificate from Seller, dated as of the Closing, reasonably satisfactory in form and substance to Purchaser and its counsel, certifying as to the matters specified in Section
10.1 and Section 10.2 hereof. The matters set forth in such certificate shall constitute representations and warranties of Seller hereunder.

     10.4 SELLER'S SECRETARY'S CERTIFICATE. Purchaser shall have received a certificate, dated as of the Closing, of an authorized representative of Seller with respect to:

          (a) the resolutions of the Board of Directors and sole member of Seller, authorizing the execution and delivery of this Agreement and the Ancillary Agreements to which Seller is a party and the performance by Seller of the transactions contemplated hereby and thereby; and

          (b) the incumbency of each officer or representative of Seller executing this Agreement, the certificate referred to in Section 10.3 and the Ancillary Agreements to which Seller is a party.

     10.6 INJUNCTION. As of the Closing, there shall be no injunction, writ, preliminary restraining order or any order of any nature in effect issued by a court of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as herein provided and no suit, action investigation, inquiry or other legal or administrative proceeding by any Governmental Authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which if successfully asserted will otherwise have a Material Adverse Effect on the conduct of the Facilities or impose any additional material financial obligation on, or require the surrender of any material right by, Purchaser.

     10.7 ACTIONS AND PROCEEDINGS. All Seller actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to counsel for Purchaser, and such counsel shall have been furnished with certified copies of such Seller actions and proceedings and such other instruments and documents as it shall have reasonably requested, including, without limitation:

          (a) incumbency certificates dated as of the Closing, signed by officers of Seller certified by the secretary or assistant secretary of Seller; and

          (b) true and correct copies of the Article of Organization (and any amendments thereto) of Seller, certified by the Louisiana Secretary of State; and

          (c) original certificates of good standing of Seller from the Louisiana Secretary of State, dated the most recent practical date prior to Closing.

     10.8 CONSENTS. Any consents, approvals, authorizations or Permits required from any Governmental Authorities necessary for the conveyance of the Purchased Assets or valid consummation of the transactions contemplated hereby shall have been obtained, or Purchaser has received reasonable assurances that they will be able to be obtained after the Closing.

     10.9 Intentionally omitted.

     10.10 CLOSING DOCUMENTS. Purchaser shall have received the other documents referred to in Section 5.2.

     10.11 Intentionally omitted.

     10.12 ABSENCE OF INVESTIGATIONs. As of the Closing, there are no surveys, inspections, audits, reviews, investigations or comparable actions currently being undertaken of or at the Facilities (other than routine audits of the cost reports of the Facility or annual surveys of the Facility) by any Governmental Authority, authorized representative of a Governmental Authority, including the fiscal intermediary, or any Accreditation Body (collectively, the "Investigations" or individually, an "Investigation"), the results of which will have a Material Adverse Effect on the Purchased Assets or the Facilities.

     10.13 SUPERVENING LAW. No Governmental Authority (or their representatives) which administers Medicare, any other payor, or any other federal, state or local government or agency has passed, issued or promulgated after the date hereof any law, rules, regulation, standard or interpretation, including standards and interpretations of existing law, or any court of competent jurisdiction has rendered after the date hereof any decision or issued any other pronouncement, which prohibits, restricts, limits or in any way substantially adversely changes the Third Party Payor Programs or the then current operations of the Facility or which otherwise significantly adversely affects either Party's rights or obligations under this Agreement.

                     ARTICLE XI CONDITIONS PRECEDENT TO THE
                              OBLIGATIONS OF SELLER

     The obligation of Seller to proceed with the Closing under this Agreement is subject to the fulfillment prior to the specified date or at the time of the Closing of the following conditions with respect to Purchaser, any one or more which may be waived in whole or in part by Seller:

     11.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in this Agreement shall have been true in all material respects as of the date hereof and shall be true in all material respects on and as of the Closing Date with such changes therein as are contemplated by the terms of this Agreement.

     11.2 PERFORMANCE OF AGREEMENT. Purchaser shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing.

     11.3 PURCHASER'S CERTIFICATE. Seller shall have received a certificate from Purchaser, dated as of the Closing, reasonably satisfactory in form and substance to Seller and its counsel, certifying as to the fulfillment of all matters specified in Section 11.1 and Section 11.2 hereof. The matters set forth in such certificate shall constitute representations and warranties of Purchaser hereunder.

     11.4 PURCHASER'S SECRETARY'S CERTIFICATE. Seller shall have received a certificate, dated as of the Closing, of an authorized representative of Purchaser with respect to:

          (a) the resolutions of the Board of Directors of Purchaser authorizing the execution and delivery of this Agreement and the Ancillary Agreements to which Purchaser is a party and the performance by Purchaser of the transactions contemplated hereby and thereby; and

          (b) the incumbency of each officer of Purchaser executing this Agreement and the Ancillary Agreements to which Purchaser is a party.

     11.5 INJUNCTION. As of the Closing, there shall be no injunction, writ, preliminary restraining order or any order of any nature in effect issued by a court of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as herein provided and no suit, action, investigation, inquiry or other legal or administrative proceeding by any Governmental Authority or other Person shall have been instituted, threatened or anticipated which questions the validity or legality of the transactions contemplated hereby.

     11.6 ACTIONS AND PROCEEDINGS. All Purchaser actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to counsel for Seller, and such counsel shall have been furnished with such certified copies of such company actions and proceedings and such other instruments and documents as it shall have reasonably requested, including, without limitation:

          (a) incumbency certificates dated as of the Closing, signed by the authorized representative of Purchaser and certified by an authorized representative of Purchaser; and

          (b) true and correct copies of the Articles of Incorporation (and any amendments thereto) of Purchaser as of the Closing, certified by the Florida Secretary of State; and

          (c) original certificate of good standing of Purchaser from the Florida Secretary of State, dated the most recent practical date prior to Closing.

     11.8 CONSENTS. Any consents, approvals, authorizations or Permits required from any Governmental Authorities necessary for the conveyance of the Purchased Assets or valid consummation of the transactions contemplated hereby shall have been obtained, or Seller has received reasonable assurances that they will be able to be obtained after the Closing.

            ARTICLE XII. OBLIGATIONS FROM AND AFTER THE CLOSING DATE

     12.1 Intentionally omitted.

     12.2 CERTAIN TRANSITIONAL MATTERS.

          12.2.1 TRANSFER OF ASSETS. Seller agrees that Purchaser, from and after the Closing Date, shall have the right and authority to take possession for Purchaser's own account of all items which shall be transferred to Purchaser as provided herein.

          12.2.2 SELLER'S REMITTANCE OF FUNDS. From and after the Closing Date, Seller shall promptly transfer and deliver to Purchaser any cash or other property, if any, that Seller may receive related to the Purchased Assets other than the Excluded Assets.

          12.2.3 PURCHASER'S REMITTANCE OF FUNDS. From and after the Closing Date, Purchaser shall promptly transfer and deliver to Seller any cash or other property, if any, that Purchaser may receive related to the Excluded Assets.

          12.2.4 NOTIFICATION AND COOPERATION RELATED TO THE ASSUMED LIABILITIES AND RETAINED LIABILITIES. Seller shall notify Purchaser promptly of any claim made against it with respect to any Assumed Liability and shall not, except with the prior written consent of Purchaser, voluntarily make any payment of, or settle or offer to settle, or consent to any compromise with respect to, any such Assumed Liability. Seller shall cooperate with Purchaser in connection with any negotiations or proceedings involving any such contested Assumed Liability. Purchaser shall notify Seller promptly of any claim made against it with respect to any Retained Liability and shall not, except with the prior written consent of Seller, voluntarily make any payment of, or settle or offer to settle, or consent to any compromise with respect to, any such Retained Liability. Purchaser shall cooperate with Seller in connection with any negotiations or proceedings involving any such contested Retained Liability.

          12.2.5 EXISTING PATIENTS. Purchaser acknowledges that as of the Closing Date there will be patients located in the Facilities and Purchaser will accept such patients as patients of Purchaser, and Purchaser will assume and accept (and hereby agrees to assume and accept) responsibility and liability for treating such patients commencing as of the Closing Date; all revenues generated in connection with such patients shall be
     Purchaser's property and all expenses in connection with such patients shall be Purchaser's obligation. If Seller receives any amount from patients or Third Party Payors which relate to services rendered by the Purchaser, Seller shall promptly remit said full amount to Purchaser. In the event that Purchaser and Seller are unable to agree on the amount to be paid to Seller under this Section 12.2.5, Seller and Purchaser shall each have the right to require that such dispute be resolved pursuant to Section
     15.18 hereof.

     12.3 ACCESS TO RECORDS. To the extent required by any applicable Legal Requirement, Seller agrees to make available to the Comptroller General of the United States, the Department of Health and Human Services and their duly authorized representatives, the books, documents and records of Seller and any Affiliate and such other information as may be required by the Comptroller General or Secretary of Health and Human Services to verify the nature and extent of the costs of services provided by Seller and any Affiliate under the Contracts in connection with the Facility.

     12.4 FURTHER ASSURANCES OF SELLER. From and after the Closing Date and to the extent consistent with the terms of this Agreement, Seller shall, at the request of Purchaser, execute, acknowledge and deliver to Purchaser, without further consideration, all such further assignments, conveyances, endorsements, deeds, consents and other documents, and take such other action, as Purchaser may reasonably request (i) to transfer to and vest in Purchaser all the Purchased Assets and (ii) otherwise to consummate the transactions contemplated by this Agreement. In addition, from and after the Closing Date and upon reasonable prior notice, Seller shall afford Purchaser and its attorneys, accountants and other representatives access, during normal business hours, to any Books and Records relating to the Facility that Seller may retain as may reasonably be required in connection with the preparation of financial information or Tax Returns of Purchaser.

     12.5 FURTHER ASSURANCES OF PURCHASER. From and after the Closing Date and upon reasonable prior notice, Purchaser shall afford to Seller and its attorneys, accountants and other representatives access, during normal business hours, to such Books and Records relating to the Facilities as may reasonably be required in connection with the preparation of financial information or Tax Returns for periods concluding prior to the Closing Date. Purchaser shall cooperate in all reasonable respects with Seller with respect to its former interest in the Facilities and in connection with financial account closing and reporting and claims and litigation asserted by or against third parties, including, but not limited to, making Purchaser's employees available at reasonable times to assist with, or provide information in connection with financial account closing and reporting and claims and litigation.

     12.6 PRESERVATION AND ACCESS TO RECORDS FROM AND AFTER THE CLOSING. From and after the Closing Date, Purchaser shall, in the Ordinary Course of Business and as required by law, keep and preserve all medical records and other Books and Records of the Facilities existing as of the Closing and which constitute a part of the Purchaser Purchased Assets delivered to Purchaser at the Closing. Purchaser acknowledges that as a result of entering into this Agreement and operating the Facilities it will gain access to patient and other information which is subject to rules and regulations concerning confidentiality. Purchaser agrees to abide by any such rules and regulations relating to the confidential information it acquires. Purchaser agrees, at its cost, to maintain the patient records delivered to Purchaser at the Closing at the Facilities (or at a suitable offsite location) after the Closing in accordance with applicable law (including, if applicable, Section 1861 (v)(I)(l) of the Social Security Act (42 U.S.C. ss.1395(v)(1)(1)), and requirements of relevant insurance carriers, all in a manner consistent with the maintenance of patient records generated at the Facilities after the Closing. Upon reasonable notice, at the sole cost and expense of Purchaser (unless otherwise agreed upon by the Parties) and upon Purchaser's receipt of appropriate consents and authorizations, Purchaser will afford to the representatives of Seller, including their counsel and accountants, full and complete access to, and copies of, the records transferred to Purchaser at the Closing (including, without limitation, access to patient records in respect of patients treated by Seller at the Facilities). Upon reasonable notice, during normal business hours and at the sole cost and expense of Purchaser (unless otherwise agreed upon by the Parties), Purchaser shall also make its officers and employees available to Seller at reasonable times and places after the Closing. Any access to the Facilities, its records or Purchaser's personnel granted to Seller in this Agreement shall be upon the condition that any such access not materially interfere with the business operations of Purchaser.

     12.7 REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) the documents delivered at the Closing, and
(c) financial statements, certificates and other information previously or hereafter furnished to Seller or to Purchaser, may, subject to the provisions of
Section  9.2  hereof,   be   reproduced  by  Seller  and  by  Purchaser  by  any
photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and Seller and Purchaser may destroy any original documents so reproduced. Seller and Purchaser agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial, arbitral or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Seller or Purchaser in the Ordinary Course of Business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     12.8 COOPERATION ON TAX MATTERS. Following the Closing, the Parties shall cooperate fully with each other and shall make available to the other, as reasonably requested and at the expense of the requesting Party, and to any taxing authority, all information, records or documents relating to Tax liabilities or potential Tax liabilities of Seller for all periods prior to the Closing Date and any information which may be relevant to determining the amount payable under this Agreement, and shall preserve all such information, records and documents (to the extent a part of the Purchased Assets delivered to Purchaser at the Closing) at least until the expiration of any applicable statute of limitations or extensions thereof.

     12.9 INTENTIONALLY OMITTED.

     12.10 USE OF PROVIDER NUMBERS. Seller shall allow Purchaser to continue to use all of the Facilities' current Third Party Payor provider numbers after the Closing during the period during which the Third Party Payor Programs are processing the change of ownership documentation and Purchaser agrees to take all steps necessary to expedite the processing thereof.

     12.11 TRANSFER OF UNEMPLOYMENT EXPERIENCE RATING.

     (a) The Parties agree that the unemployment experience of the Facilities will be transferred to Purchaser if such a transfer of unemployment experience is allowed by law and elected by Purchaser. If the payroll of the Facilities is reported in an employment insurance account with other payroll prior to the Closing, the portion of the unemployment experience transferred to Purchaser shall be the same portion as the Facilities' state unemployment taxable payroll bears to the total state unemployment taxable payroll of the Facilities' unemployment insurance account.

     (b) Seller shall use all reasonable efforts to make available to Purchaser the records of individual wages of all Employees who accept employment with Purchaser, as well as copies of state unemployment tax returns, to the extent necessary for Purchaser to verify future unemployment tax rates and to calculate the correct taxable payroll for the remainder of the calendar year in which the Closing occurs.

                            ARTICLE XIII. TERMINATION


     13.1 TERMINATION OF AGREEMENT. This Agreement may be terminated:

          (a) by the mutual consent of Seller and Purchaser;

          (b) by Seller if Purchaser materially breaches or fails to fulfill its obligations under this Agreement, which failure continues and remains uncured for thirty (30) consecutive calendar days after Seller gives written notice of such failure to Purchaser;

          (c) by Purchaser if Seller materially breaches or fails to fulfill its obligations under this Agreement, which failure continues and remains uncured for thirty (30) consecutive calendar days after Purchaser gives written notice of such failure to Seller;

     13.2 Intentionally omitted.

     13.3 RETURN OF DOCUMENTS. If this Agreement is terminated for any reason pursuant to this Article XIII, each Party shall return to the other Party all documents and copies thereof which shall have been furnished to it by such other Party or, with the agreement of the other Party, shall destroy all such documents and copies thereof.

     13.4 REMEDIES. If this Agreement is terminated by Purchaser or Seller as permitted under Sections 13.1(a), (b), (c) or (f), such termination shall be without liability of any Party.

     13.5 DAMAGES PAYABLE TO PURCHASER. If this Agreement is terminated by Purchaser pursuant to Sections 13.1(e), then Seller shall pay to Purchaser, as stipulated damages, an amount equal to Two Hundred Thousand ($250,000.00) Dollars plus the documented out-of-pocket costs and expenses (including attorney, accountant, bank and other professional fees) incurred by Purchaser and return the fifty million shares of Pacer Health Corporation stock issued to Butterscotch Investments, L.L.C. at Seller's request. Payment shall be made by Seller within ten (10) days of the written demand for payment of same from Purchaser. Seller acknowledges that Purchaser's damages will be difficult to ascertain and the above damages are to compensate Purchaser, and are not a penalty upon Seller. Seller shall be further liable for any fees or expenses (including reasonable attorney fees) incurred by Purchaser to collect such damages from Seller.

                    ARTICLE XIV. SURVIVAL OF REPRESENTATIONS

                        AND WARRANTIES; INDEMNIFICATION

     14.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Parties and all covenants and agreements set forth in this Agreement shall terminate at the Closing except as follows:

     (a) those set forth in Articles XII, XIV and XV and Sections 3.2, 4.1, 4.2, 6.21, 6.29, 8.2 and 9.2 of this Agreement shall survive the Closing indefinitely or such shorter time period as is expressly provided for in the related covenant or agreement;

     (b)  those set forth in Sections 4.4, 6.1-6.4, 6.10-6.13, 6.15, 6.19, 6.28,
          6.30-6.32,  7.1, 7.2, 13.3,  13.4,  and 13.5 of this  Agreement  shall survive the Closing until the first anniversary following the Closing Date.

     14.2 INDEMNIFICATION BY SELLER. Subject to Sections 14.1 and 14.4, Seller, from and after the Closing, shall indemnify, save and hold Purchaser harmless from and against all assessments, losses, damages, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any and all demands, claims, actions or causes of action and whether or not any such demands, claims, etc., of third parties are meritorious) (collectively, "Damages") actually incurred by Purchaser and, in each case, net of any and all amounts received from insurance and other contractual and legal rights, resulting from (a) a breach of any representation or warranty made by Seller in this Agreement which survives the Closing or (b) a breach or nonfulfillment of any covenant or agreement made by Seller in or pursuant to this Agreement which survives the Closing.

     14.3 INDEMNIFICATION BY SELLER FOR RETAINED LIABILITIES. Notwithstanding anything to the contrary contained in this Agreement, Seller, from and after the Closing, shall indemnify, save and hold Purchaser harmless from and against all Damages actually incurred by Purchaser resulting from any Retained Liability.

     14.4 INDEMNIFICATION BY PURCHASER. Subject to Sections 14.1, Purchaser, from and after the Closing, shall indemnify, save and hold Seller harmless from and against all Damages actually incurred by Seller and, in each case, net of any and all amounts received from insurance and other contractual and legal rights, resulting from (a) a breach of any representation or warranty made by Purchaser in this Agreement which survives the Closing; (b) a breach or nonfulfillment of any covenant or agreement made by Purchaser in or pursuant to this Agreement which survives the Closing; and (c) any Assumed Liability.

     14.5 NOTICE OF CLAIMS; CAP.

     (a) If Purchaser or Seller (an "Indemnified Party") believes that it has suffered or incurred or will suffer or incur any Damages for which it is entitled to indemnification under this Article XIV, such Indemnified Party shall so notify the party or parties from whom indemnification is being claimed (the "Indemnifying Party") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any notice required by this Section shall not affect any of such party's rights under this Article XIV or otherwise except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnified Party.

     (b) In no event shall Seller be liable for Damages to Purchaser and any other amounts under this Article XIV in the aggregate in excess of $1,000,000 (the "Cap").

     14.6 THIRD PARTY CLAIMS. The Indemnifying Party shall be obligated to defend, and shall have the right to conduct and control, at its expense and through counsel of its choosing, the defense of any third party claim, action or suit for which a claim is made that if successful, would entitle the Indemnified Party to indemnity under this Article XIV, and the Indemnifying Party may compromise or settle the same, provided that the Indemnifying Party shall give the Indemnified Party advance notice of any proposed compromise or settlement. The Indemnifying Party shall permit the Indemnified Party to participate in the defense of any such action or suit through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne by the Indemnified Party. If the Indemnifying Party undertakes, conducts and controls the conduct and settlement of such action or suit, the Indemnifying Party shall not thereby permit to exist any Encumbrance upon any asset of the Indemnified Party; the Indemnifying Party shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action or suit to the Indemnified Party; the Indemnifying Party shall permit the Indemnified Party to participate in such conduct or settlement through counsel chosen by the Indemnified Party (at its own cost and expense); and the Indemnifying Party, unless it has reserved its rights, shall agree promptly to reimburse the Indemnified Party for the full amount of any Damages including fees and expenses of counsel for the Indemnified Party incurred after giving the foregoing notice to the Indemnifying Party and prior to the assumption of the conduct and control of such action or suit by the Indemnifying Party, but subject to the limitations of Section 14.5(b).

     14.7 EXCLUSIVE OF OTHER REMEDIES. The indemnification rights of any Indemnified Party under this Article XIV are exclusive of and in lieu of any other rights and remedies for money damages as such Indemnified Party may have at law, in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement under or in connection with this Agreement on the part of any Party, all of which rights or remedies shall be waived hereby.


                               ARTICLE XV. GENERAL

     15.1 EXPENSES. Whether or not the transactions contemplated hereby shall be consummated and except as otherwise provided herein, the parties agree as follows: (a) Purchaser will pay the fees, expenses, and disbursements of Purchaser and its agents, representatives, accountants, and counsel incurred in connection with this Agreement, the cost of a survey, phase I environmental assessment and/or title insurance, and all recording fees and general intangibles or recording taxes incurred in connection with the transfer and conveyance of the Purchased Assets from Seller; and (b) Seller shall pay the fees, expenses and disbursements of Seller and its agents, representatives,


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

accountants and counsel incurred in connection with this Agreement and any fees related to obtaining Attorney General Approval of the proposed transaction.

     15.2 PUBLICITY. All notices to third-parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and among Purchaser and Seller. Except as may be required by law, no Party shall act unilaterally in this regard without prior written approval of every other Party, such approval not be unreasonably withheld.

     15.3 WAIVERS. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     15.4 BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of the Parties hereto, and shall be binding upon the Parties hereto and, subject to
Section 15.14, their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties hereto, or their respective permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     15.5 NOTICES. All notices, requests, demands, elections and other communications which any Party to this Agreement may be required to give hereunder shall be in writing and shall be delivered personally, by a reputable courier service which requires a signature upon delivery, by mailing the same by registered or certified first class mail, postage prepaid, return receipt requested, or by telecopying with receipt confirmation (followed by a first class mailing of the same) to the Party to whom the same is so given or made. Such notice, request, demand, waiver, election or other communication will be deemed to have been given upon receipt.

     15.5.1 NOTICE TO SELLER:

     If to Seller:            Camelot Specialty Hospital of Cameron, L.L.C.
                              201 East Louisiana Avenue
                              Rayne, LA  70578
                              Attn:  Robert R. Hicks

     with a copy to :         Perret Doise, APLC
                              600 Jefferson Street, Suite 1200
                              P.O. Drawer 3408
                              Lafayette, LA  70502-3408
                              Attn:  Henry C. Perret, Jr., Esq.

     15.5.2 NOTICE TO PURCHASER:

     If to Purchaser:         Pacer Health Management Corporation
                              5360 West Creole Highway

                              Cameron, LA  70631
                              Attn:  Administrator

     with a copy to:          Pacer Health Corporation
                              Park West Professional Center
                              7759 N.W. 146 Street
                              Miami, FL  33016
                              Attn: Rainier Gonzalez, CEO

     With a required copy to: Sullivan, Stolier, & Resor
                              909 Poydras Street, Suite 2600
                              New Orleans, Louisiana 70112
                              Attn:  Jack M. Stolier, Esq.

Or to such other addresses as such Party shall have specified by notice to every other Party hereto.

     15.6 ENTIRE AGREEMENT. This Agreement (including the Schedules hereto) and the Ancillary Agreements and documents delivered at Closing pursuant hereto and thereto constitute the entire agreement and understanding between the Parties hereto as to the matters set forth herein and therein and supersede and revoke all prior agreements and understandings, oral and written, between the Parties hereto and thereto or otherwise with respect to the subject matter hereof or thereof. No change, amendment, termination or attempted waiver of any of the provisions hereof or thereof shall be binding upon any Party unless set forth in an instrument in writing signed by the Party to be bound or their respective successors in interest.

     15.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     15.8 HEADINGS. The article, section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

     15.9 CONSTRUCTION. Within this Agreement, the singular shall include the plural and the plural shall include the singular, and any gender shall include all other genders, all as the meaning and the context of this Agreement shall require.

     15.10 GOVERNING LAW AND CHOICE OF FORUM. The validity and interpretation of this Agreement shall be construed in accordance with, and governed by, the internal laws of the State of Louisiana. All claims, disputes or causes of action relating to or arising out of this Agreement shall be brought, heard and resolved solely and exclusively by and in the federal or state courts situated in either Lafayette Parish, Louisiana. The Parties hereto agree to submit to the


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

jurisdiction of such courts and agree that such jurisdiction shall be proper for all purposes of this Agreement.

     15.11 COOPERATION. The Parties hereto shall cooperate fully at their own expense, except as otherwise provided in this Agreement, with each other and their respective counsel and accountants in connection with all steps to be taken as part of their obligations under this Agreement.

     15.12 SEVERABILITY. If any term, covenant, condition or provision of this Agreement or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Agreement shall not be affected thereby and each remaining term, covenant, condition and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

     15.13 ATTORNEYS' FEES. If a dispute arises among the Parties as a result of which an action is commenced to interpret or enforce any of the terms of this Agreement, including the collection of any payments due a Party hereunder, the non-prevailing Parties shall pay the prevailing Party's reasonable out-of-pocket attorney's fees, costs and expenses incurred in connection with the prosecution or defense of such action.

     15.14 SUCCESSORS AND ASSIGNS. The covenants, agreements, and conditions contained herein or granted hereby shall be binding upon and shall inure to the benefit of Purchaser and Seller, and each of their respective permitted successors and assigns. Seller shall not assign, or otherwise transfer any interest in this Agreement to any other Person without the prior written consent of Purchaser, which consent shall not unreasonably be withheld, delayed or conditioned. Purchaser shall not assign, or otherwise transfer any interest in this Agreement to any other Person without the prior written consent of Seller, which consent shall not unreasonably be withheld, delayed or conditioned.

     15.15 NO THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors or permitted assigns, and it is not the intention of the Parties hereto to confer third-party beneficiary rights upon any other Person.

     15.16 NO INFERENCES. Inasmuch as this Agreement is the result of negotiations between sophisticated parties of equal bargaining power represented by counsel, no inference in favor of, or against, either Party shall be drawn from the fact that any portion of this Agreement has been drafted by or on behalf of such Party.

     15.17 Intentionally omitted.

     15.18 DISPUTE RESOLUTION. In the event there exists any dispute between the Parties arising out of this Agreement, such dispute shall be submitted to Mediation Arbitration Professional Systems, Inc. located at Two Lakeway Center,


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

Suite 400, 3850 N. Causeway Blvd., Metairie, Louisiana 70002 for mandatory mediation pursuant to the American Health Lawyers Association Alternative Dispute Resolution Rules of Procedure for Mediation. If such mandatory mediation is unsuccessful in resolving the dispute within sixty (60) days after the dispute has been submitted to and accepted by a mediator, either Party may resort to litigation for the purpose of resolving such controversy, dispute or disagreement. Notwithstanding the foregoing, either Party may obtain in any court of competent jurisdiction specific performance and injunctive relief to restrain a violation by the other Party of any term or covenant of this Agreement.

     15.19 COMPLETION OF DISCLOSURE SCHEDULE. The Parties acknowledge that the Schedules comprising the Disclosure Schedule have not been completed on the date of execution of this Agreement. The Parties agree to make diligent efforts to complete the Schedules in a manner mutually acceptable to them no later than March 31, 2004. If completion thereof is not accomplished by such date, as evidenced by a Disclosure Schedule agreed to in writing by the Parties, either party may terminate this Agreement by written notice to the other Party and the provisions of Sections 13.3 and 13.4 shall be applicable to such termination.

                           [SIGNATURE PAGE TO FOLLOW]

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

     IN WITNESS WHEREOF, intending to be legally bound hereby, the Parties have caused this Agreement to be signed in their respective names by an officer thereof duly authorized as of the date first above written.

                              SELLER:

                              CAMELOT SPECIALTY HOSPITAL OF CAMERON, L.L.C.


                              By:     /s/ Robert Hicks
                                  ----------------------------------------------
                              Name:   Robert Hicks
                                     ------------------------------------
                              Title:  Chief Executive Officer
                                      -----------------------------------
                              Date of Signature  March 22, 2004
                                                -------------------------

                              PURCHASER:

                              PACER HEALTH MANAGEMENT CORPORATION



                              By:     /s/ David Byrns
                                  ----------------------------------------------
                              Name:   David Byrns
                                      ------------------------------------
                              Title:  Chief Executive Officer
                                      -----------------------------------
                              Date of Signature  March 22, 2004
                                                -------------------------



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